UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

Current Report

Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):	February 3, 2014

INTERCORE, INC.

(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	000-54012 (Commission File Number)	27-2506234 (I.R.S. Employer Identification No.)

1615 South Congress Avenue - Suite 103 Delray Beach, FL 33445 (Address of principal executive offices) (zip code)

(561) 900-3709 (Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

SECTION 3 – SECURITIES AND TRADING MARKETS

ITEM 3.02 Unregistered Sales of Equity Securities

On February 3, 2014, our Board of Directors approved the InterCore, Inc. 2014 Non-Qualified Stock Option Plan (the “Plan”). The Plan is intended to aid us in maintaining and developing a management team, attracting qualified officers and employees capable of assisting in our future business, and to reward those individuals who have contributed to our success. Under the Plan, our Board of Directors may issue options to purchase up to an aggregate of six million (6,000,000) shares of common stock to individuals, including, but not limited to, our Board of Directors and/or our executive management, that the Board believes have assisted us in achieving our business goals or will assist us in achieving such goals. Any options issued under the Plan will be the subject of a stock option agreement between us and the holder.

On February 3, 2014, our Board of Directors granted the following options to purchase our common stock under the Plan:

Name	No. of Options	Exercise Price	Expiration

Claude Brun	600,000	$1.00	Ten Years
James Groelinger	800,000	$1.00	Ten Years
Ralph Huppe	1,000,000	$1.00	Ten Years
Frederick Larcombe	600,000	$1.00	Ten Years
Harry Pond	400,000	$1.00	Ten Years
John Poon	600,000	$1.00	Ten Years
Frederick Voight	600,000	$1.00	Ten Years

Total	4,600,000

All of the option grants were to members of our executive management team, or that of our wholly-owned subsidiary, SRG International, Inc., an independent consultant, or one of our directors. The issuances were exempt from registration pursuant to Section 4(a)(2) of the Securities Act of 1933, since the recipients are our executive management team, an independent consultant, or one of our directors, and they are either accredited or sophisticated investors, and familiar with our operations.

SECTION 9 – FINANCIAL STATEMENTS AND EXHIBITS

ITEM 9.01 Financial Statements and Exhibits

99.1*	InterCore, Inc. 2014 Non-Qualified Stock Option Plan

* Incorporated by reference from our Quarterly Report on Form 10-Q filed with the Commission on December 23, 2014.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: February 4, 2015	InterCore, Inc.
a Delaware corporation
/s/ James F. Groelinger

By: James F. Groelinger
Its: Chief Executive Officer